March 2026

Pricing Supplement No. 14,690

Registration Statement Nos. 333-275587; 333-275587-01

Dated March 6, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Buffered Participation Securities Based on the Value of a Basket Consisting of Five Indices due June 1, 2027

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered Securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered Securities will pay no interest, provide a minimum payment at maturity of only 20% of the stated principal amount and have the terms described in the accompanying product supplement for participation securities, index supplement and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the underlying basket, subject to the maximum payment at maturity. If the basket has depreciated in value, but the basket has not declined by more than the specified buffer amount, the Buffered Securities will redeem for par. However, if the basket has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Investors may lose up to 80% of the stated principal amount of the Buffered Securities. The Buffered Securities are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the buffer features that in each case apply to a limited range of performance of the basket. The Buffered Securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered Securities are not secured obligations, and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	June 1, 2027
Original issue price:	$1,000 per Buffered Security
Stated principal amount:	$1,000 per Buffered Security
Pricing date:	March 6, 2026
Original issue date:	March 11, 2026 (3 business days after the pricing date)
Aggregate principal amount:	$5,000,000
Interest:	None
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	S&P®/ASX 200 Index (the “AS51 Index”)	AS51	7.50%	8,850.997	0.000847362
	FTSE® 100 Index (the “UKX Index”)	UKX	17.50%	10,284.75	0.001701548
	Swiss Market Index® (the “SMI Index”)	SMI	10.00%	13,095.55	0.000763618
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E	40.00%	5,719.90	0.006993129
	Tokyo Stock Price Index (the “TPX Index”)	TPX	25.00%	3,716.93	0.006725981
We refer to each of the AS51 Index, the UKX Index, the SMI Index, the SX5E Index and the TPX Index as an underlying index and, together, as the underlying indices.
Payment at maturity (per Buffered Security):

●If the final basket value is greater than the initial basket value:

$1,000 + upside payment

In no event will the payment at maturity exceed the maximum payment at maturity

●If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 20%:

$1,000

●If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 20%:

($1,000 x basket performance factor) + $200

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered Securities pay less than $200 per Buffered Security at maturity.

Upside payment:	$1,000 × basket percent change
Basket percent change:	(final basket value – initial basket value) / initial basket value
Buffer amount:	20%
Maximum payment at maturity:	$1,139.50 per Buffered Security (113.95% of the stated principal amount)
Minimum payment at maturity:	$200 per Buffered Security (20% of the stated principal amount)
Basket performance factor:	Final basket value / initial basket value
Initial basket value:

100, which is equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components, each of which was determined on the pricing date.

Final basket value:	The basket closing value on the valuation date.
Valuation date:	May 27, 2027, subject to postponement for non-index business days and certain market disruption events.
Basket closing value:

The basket closing value on any day is the sum of the products of (i) the basket component closing value of each of the basket components and (ii) the applicable multiplier for such basket component on such date.

Basket component closing value:	In the case of each underlying index, the index closing value as published by the relevant index publisher.
Multiplier:

The multipliers were set on the pricing date based on each basket component’s respective initial basket component value so that each basket component represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the Buffered Securities. See “Basket—Multiplier” above.

Listing:	The Buffered Securities will not be listed on any securities exchange.
CUSIP / ISIN:	61781EJB3 / US61781EJB39
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$979.60 per Buffered Security. See “Investment Overview” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions		Proceeds to us(3)
Per Buffered Security	$1,000	$10(1)
	$2.90(2)		$987.10
Total	$5,000,000	$64,500	$4,935,500

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $10 for each Buffered Security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $2.90 for each Buffered Security.

(3)See “Use of proceeds and hedging” on page 18.

The Buffered Securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Buffered Securities” and “Additional Information About the Buffered Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Participation Securities dated November 16, 2023  Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of a Basket Consisting of Five Indices due June 1, 2027

Principal at Risk Securities

Investment Summary

Buffered Participation Securities

Principal at Risk Securities

The Buffered Participation Securities Based on the Value of a Basket Consisting of Five Indices due June 1, 2027 (the “Buffered Securities”) can be used:

￭As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket, subject to the maximum payment at maturity;

￭To enhance returns and potentially outperform the basket in a moderately bullish scenario;

￭To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity; and

￭To obtain a buffer against a specified level of negative performance in the basket.

Maturity:	Approximately 1.25 years
Buffer amount:	20%, with 1-to-1 downside exposure below the buffer
Maximum payment at maturity:	$1,139.50 per Buffered Security (113.95% of the stated principal amount)
Minimum payment at maturity:	$200 per Buffered Security (20% of the stated principal amount). Investors may lose up to 80% of the stated principal amount of the Buffered Securities.
Basket weightings:	7.50% for the AS51 Index, 17.50% for the UKX Index, 10.00% for the SMI Index, 40.00% for the SX5E Index and 25.00% for the TPX Index
Interest:	None

The original issue price of each Buffered Security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered Securities, which are borne by you, and, consequently, the estimated value of the Buffered Securities on the pricing date is less than $1,000. We estimate that the value of each Buffered Security on the pricing date is $979.60.

What goes into the estimated value on the pricing date?

In valuing the Buffered Securities on the pricing date, we take into account that the Buffered Securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the Buffered Securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered Securities?

In determining the economic terms of the Buffered Securities, including the maximum payment at maturity, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered Securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered Securities?

The price at which MS & Co. purchases the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered Securities and, if it once chooses to make a market, may cease doing so at any time.

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of a Basket Consisting of Five Indices due June 1, 2027

Principal at Risk Securities

Key Investment Rationale

The Buffered Securities offer upside exposure to any positive performance of the basket, subject to the maximum payment at maturity, while providing limited protection against negative performance of the basket. Once the basket has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the basket, subject to the minimum payment at maturity. At maturity, if the basket has appreciated, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the underlying basket percent increase, subject to the maximum payment at maturity. At maturity, if the basket has depreciated and (i) if the closing value of the basket has not declined by more than the specified buffer amount, the Buffered Securities will redeem for par, or (ii) if the closing value of the basket has declined by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 80% of the stated principal amount of the Buffered Securities.

Upside Scenario

The basket increases in value, and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000 plus a return reflecting 100% of the basket percent change, subject to the maximum payment at maturity of $1,139.50 per Buffered Security (113.95% of the stated principal amount).

Par Scenario	The basket declines in value by no more than 20%, and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000.
Downside Scenario

The basket declines in value by more than 20%, and, at maturity, the Buffered Securities redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket in excess of the buffer amount of 20%. (Example: if the basket decreases in value by 65%, the Buffered Securities will redeem for $550 or 55% of the stated principal amount.) The minimum payment at maturity is $200 per Buffered Security.

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of a Basket Consisting of Five Indices due June 1, 2027

Principal at Risk Securities

How the Buffered Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered Securities based on the following terms:

Stated principal amount:	$1,000 per Buffered Security
Buffer amount:	20%
Minimum payment at maturity:	$200 per Buffered Security
Maximum payment at maturity:	$1,139.50 per Buffered Security (113.95% of the stated principal amount)

Buffered Securities Payoff Diagram

How it works

￭Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 100% of the appreciation of the basket over the term of the Buffered Securities, subject to the maximum payment at maturity. Under the terms of the Buffered Securities, an investor will realize the maximum payment at maturity of $1,139.50 per Buffered Security (113.95% of the stated principal amount) at a final basket value of 113.95% of the initial basket value.

￭If the basket appreciates 2%, investors will receive a 2% return, or $1,020 per Buffered Security.

￭If the basket appreciates 50%, the investor would receive only the maximum payment at maturity of $1,139.50 per Buffered Security, or 113.95% of the stated principal amount.

￭Par Scenario. If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 20%, investors will receive the stated principal amount of $1,000 per Buffered Security.

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of a Basket Consisting of Five Indices due June 1, 2027

Principal at Risk Securities

￭If the basket depreciates 5%, investors would receive the $1,000 stated principal amount.

￭Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 20%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket in excess of the buffer amount of 20%. The minimum payment at maturity is $200 per Buffered Security.

￭For example, if the basket depreciates 55%, investors would lose 35% of their principal and receive only $650 per Buffered Security at maturity, or 65% of the stated principal amount.

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of a Basket Consisting of Five Indices due June 1, 2027

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered Securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for participation securities, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered Securities.

Risks Relating to an Investment in the Buffered Securities

￭The Buffered Securities do not pay interest and provide a minimum payment at maturity of only 20% of your principal. The terms of the Buffered Securities differ from those of ordinary debt securities in that the Buffered Securities do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount of the Buffered Securities, subject to our credit risk. If the final basket value is less than 80% of the initial basket value, you will receive for each Buffered Security that you hold a payment at maturity that is less than the stated principal amount of each Buffered Security by an amount proportionate to the decline in the value of the basket from the initial basket value, plus $200 per Buffered Security. Accordingly, investors may lose up to 80% of the stated principal amount of the Buffered Securities.

￭The appreciation potential of the Buffered Securities is limited by the maximum payment at maturity. The appreciation potential of the Buffered Securities is limited by the maximum payment at maturity of $1,139.50 per Buffered Security, or 113.95% of the stated principal amount. Any increase in the final basket value over the initial basket value by more than 13.95% of the initial basket value will not further increase the return on the Buffered Securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Buffered Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered Securities in the secondary market, including: the value, volatility and dividend yield of the basket components, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Buffered Securities will be affected by the other factors described above. You may receive less, and possibly significantly less, than the stated principal amount per Buffered Security if you try to sell your Buffered Securities prior to maturity.

￭The Buffered Securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered Securities. You are dependent on our ability to pay all amounts due on the Buffered Securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered Securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered Securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the Buffered Securities is not equivalent to investing in the basket components. Investing in the Buffered Securities is not equivalent to investing directly in the basket components or any of the component stocks of the basket components. Investors in the Buffered Securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components or any of the component stocks of the basket components.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered Securities in the original issue price reduce the economic terms of the Buffered Securities, cause the estimated value of the Buffered Securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered Securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of a Basket Consisting of Five Indices due June 1, 2027

Principal at Risk Securities

because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered Securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered Securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered Securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered Securities than those generated by others, including other dealers in the market, if they attempted to value the Buffered Securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered Securities in the secondary market (if any exists) at any time. The value of your Buffered Securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The Buffered Securities will not be listed on any securities exchange and secondary trading may be limited. The Buffered Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered Securities. MS & Co. may, but is not obligated to, make a market in the Buffered Securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered Securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered Securities easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered Securities, the price at which you may be able to trade your Buffered Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered Securities, it is likely that there would be no secondary market for the Buffered Securities. Accordingly, you should be willing to hold your Buffered Securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered Securities. As calculation agent, MS & Co. will determine the initial basket component values, the multipliers and the final basket value, and will calculate the basket percent change and the amount of cash you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the basket component closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s)” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered Securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered Securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered Securities (and possibly to other instruments linked to the underlying indices or component stocks of the underlying indices), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities. Additionally, such hedging or trading activities during the term of the Buffered Securities, including on the valuation date, could adversely affect the closing values of the basket components on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity.

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of a Basket Consisting of Five Indices due June 1, 2027

Principal at Risk Securities

￭The U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered Securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the Buffered Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Buffered Securities are uncertain, and the IRS or a court might not agree with the tax treatment of a Buffered Security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Buffered Securities, the tax consequences of the ownership and disposition of the Buffered Securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. For example, due to the terms of the Buffered Securities and current market conditions, there is a substantial risk that the IRS could seek to recharacterize the Buffered Securities as debt instruments. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Buffered Securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket Components

￭Changes in the value of one basket component may offset changes in the value of the other basket components. Value movements in the basket components may not correlate with each other. At a time when the value of one basket component increases, the value of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of the other basket components.

￭The basket components are not equally weighted. The Buffered Securities are linked to a basket of five basket components, and the basket components have significantly different weights in determining the value of the basket. The same percentage change in each of the basket components would therefore have different effects on the basket closing value because of the unequal weighting. For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket component with the lesser weighting.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the Buffered Securities.  Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Buffered Securities or the component securities of the underlying indices, or engaging in transactions therein, and any such action could adversely affect the value of the underlying indices or the Buffered Securities.  These regulatory actions could result in restrictions on the Buffered Securities and could result in the loss of a significant portion or all of your initial investment in the Buffered Securities, including if you are forced to divest the Buffered Securities due to the government mandates, especially if such divestment must be made at a time when the value of the Buffered Securities has declined.

￭Adjustments to the basket components could adversely affect the value of the Buffered Securities. The publisher of each underlying index can add, delete or substitute the stocks underlying such index, and can make other methodological changes that could change the value of such underlying index. In addition, an index publisher may discontinue or suspend calculation or publication of the relevant underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index for such index that is comparable to the discontinued index and is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index for such index, the payment at maturity on the Buffered Securities will be an amount based on the closing prices at maturity of the securities constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying index last in effect prior to discontinuance of such index.

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of a Basket Consisting of Five Indices due June 1, 2027

Principal at Risk Securities

Historical Information

Basket Overview

The basket is an underlying basket consisting of the basket components. The weighting of each basket component within the underlier is specified on the cover of this document. The actual performance of the basket and the basket components over the term of the Buffered Securities may bear little relation to the historical performance of the basket and the basket components presented in this document.

The following graph is calculated based on an initial basket value of 100 on January 1, 2021 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the terms of the Buffered Securities, nor does it attempt to show your expected return on an investment in the Buffered Securities. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance January 1, 2021 to March 6, 2026

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of a Basket Consisting of Five Indices due June 1, 2027

Principal at Risk Securities

EURO STOXX 50® Index Overview

Bloomberg Ticker Symbol: SX5E

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders among the 20 STOXX® supersectors, which includes stocks selected from the Eurozone. The underlying index publisher with respect to the EURO STOXX 50® Index is STOXX® Limited, or any successor thereof. The EURO STOXX 50® Index was first published on February 26, 1998 with a base value of 1,000 as of December 31, 1991. The component stocks of the EURO STOXX 50® Index have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

The basket component closing level of the SX5E Index on March 6, 2026 was 5,719.90. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

SX5E Index Daily Basket Component Closing Levels January 1, 2021 to March 6, 2026

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Tokyo Stock Price Index Overview

Bloomberg Ticker Symbol: TPX

The Tokyo Stock Price Index was developed by the Tokyo Stock Exchange. The basket index publisher with respect to the Tokyo Stock Price Index is JPX Market Innovation & Research, Inc., or any successor thereof. Publication of the Tokyo Stock Price Index began on July 1, 1969, based on a base index value of 100 as of January 4, 1968. Prior to April 4, 2022, the Tokyo Stock Exchange domestic stock market was divided into two sections: the First Section and the Second Section. Listings of stocks on the Tokyo Stock Exchange were divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer-established and more actively traded issues and the Second Section to smaller and newly listed companies. At that time, the component stocks of the Tokyo Stock Price Index consisted of all domestic common stocks listed on the First Section of the Tokyo Stock Exchange. On April 4, 2022, JPX Market Innovation & Research, Inc. began revisions to the Tokyo Stock Price Index in conjunction with the restructuring of the Tokyo Stock Exchange into three new market segments: the Prime Market, the Standard Market and the Growth Market. Stocks that were components of the Tokyo Stock Price Index as of April 1, 2022 continue to be included after the market restructuring, regardless of their new market segment. For additional information about the Tokyo Stock Price Index, see the information set forth under “Tokyo Stock Price Index” in the accompanying index supplement.

The basket component closing level of the TPX Index on March 6, 2026 was 3,716.93. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

TPX Index Daily Basket Component Closing Levels January 1, 2021 to March 6, 2026

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FTSE® 100 Index Overview

Bloomberg Ticker Symbol: UKX

The FTSE® 100 Index is a free-float-adjusted index which measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange. The underlying index publisher with respect to the FTSE® 100 Index is FTSE International Limited, or any successor thereof. The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) are selected from a reference group of stocks trading on the London Stock Exchange which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks are selected from this reference group by selecting 100 stocks with the largest market value. For additional information about the FTSE® 100 Index, see the information set forth under “FTSE® 100 Index” in the accompanying index supplement.

The basket component closing level of the UKX Index on March 6, 2026 was 10,284.75. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

UKX Index Daily Basket Component Closing Levels January 1, 2021 to March 6, 2026

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Swiss Market Index® Overview

Bloomberg Ticker Symbol: SMI

The Swiss Market Index® represents more than 75% of the free-float capitalization of the Swiss equity market. The Swiss Market Index® consists of the 20 largest, most highly capitalized and liquid equities of the Swiss Performance Index® traded on the SIX Swiss Exchange. The composition of the Swiss Market Index® is reviewed annually, and in order to ensure a high degree of continuity in the composition of the Swiss Market Index®, the component stocks are subject to a special procedure for addition to or removal from the Swiss Market Index® based on free-float market capitalization and liquidity. The basket index publisher with respect to the Swiss Market Index® is SIX Group Ltd., or any successor thereof. For additional information about the Swiss Market Index®, see the information set forth under “Swiss Market Index®” in the accompanying index supplement.

The basket component closing level of the SMI Index on March 6, 2026 was 13,095.55. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

SMI Index Daily Basket Component Closing Levels January 1, 2021 to March 6, 2026

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S&P®/ASX 200 Index Overview

Bloomberg Ticker Symbol: AS51

The S&P®/ASX 200 Index is Australia’s large capitalization tradable equity index and Australia’s institutional benchmark. The basket index publisher with respect to the S&P®/ASX 200 Index is S&P® Dow Jones Indices LLC, or any successor thereof. For additional information about the S&P®/ASX 200 Index, see the information set forth under “S&P®/ASX 200 Index” in the accompanying index supplement.

The basket component closing level of the AS51 Index on March 6, 2026 was 8,850.997. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

AS51 Index Daily Basket Component Closing Levels January 1, 2021 to March 6, 2026

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Additional Terms of the Buffered Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publishers:

With respect to the AS51 Index, S&P® Dow Jones Indices LLC, or any successor thereof.

With respect to the UKX Index, FTSE International Limited, or any successor thereof.

With respect to the SMI Index, SIX Group Ltd., or any successor thereof.

With respect to the SX5E Index, STOXX® Limited, or any successor thereof.

With respect to the TPX Index, JPX Market Innovation & Research, Inc., or any successor thereof.

Index closing value:

With respect to each of the SX5E Index, the TPX Index, the SMI Index and the AS51 Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such basket component, or any successor index, published at the regular official weekday close of trading on such index business day by the basket component publisher for such basket component. In certain circumstances, the index closing value for each of the SX5E Index, the TPX Index, the SMI Index and the AS51 Index will be based on the alternate calculation of such basket component as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the UKX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the UKX Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the UKX Index will be based on the alternate calculation of the UKX Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the UKX Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the UKX Index published by the basket component publisher for the UKX Index.

Interest:	None
Bull market or bear market securities:	Bull market securities
Postponement of maturity date:

If the scheduled valuation date is not an index business day with respect to an underlying index or if a market disruption event occurs with respect to an underlying index on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered Securities will be postponed to the second business day following the latest valuation date as postponed with respect to such underlying index.

Denominations:	$1,000 per Buffered Security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered Securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered Securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each Buffered Security, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered Securities to the trustee for delivery to the

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depositary, as holder of the Buffered Securities, on the maturity date.

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Additional Information About the Buffered Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered Security
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered Securities due to the lack of governing authority. We intend to treat a Buffered Security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the Buffered Securities is reasonable under current law; however, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the Buffered Securities could be materially and adversely affected.

Assuming this treatment of the Buffered Securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for participation securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered Securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered Securities. Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered Securities for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the IRS may seek to treat all or a portion of the gain on the Buffered Securities as ordinary income. For example, due to the terms of the Buffered Securities and current market conditions, there is a substantial risk that the IRS could seek to recharacterize the Buffered Securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered Securities as ordinary income.

We do not plan to request a ruling from the IRS regarding the treatment of the Buffered Securities. An alternative characterization of the Buffered Securities could materially and adversely affect the tax consequences of ownership and disposition of the Buffered Securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for participation securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Buffered Securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered Securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered Securities.

Both U.S. and non-U.S. investors considering an investment in the Buffered Securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities and consult their tax advisers regarding all aspects of the U.S. federal income tax

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consequences of an investment in the Buffered Securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for participation securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered Securities.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered Securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered Securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered Securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered Securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the Buffered Securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying indices, in futures or options contracts on the underlying indices or component stocks of the underlying indices listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered Securities, including on the valuation date, by purchasing and selling the stocks constituting the underlying indices, futures and/or options contracts on the underlying indices or component stocks of the underlying indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the values of the basket components, and, therefore, adversely affect the value of the Buffered Securities or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered Securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the Buffered Securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $10 for each Buffered Security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $2.90 for each Buffered Security. The costs included in the original issue price of the Buffered Securities will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered Securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.

Validity of the Buffered Securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Buffered Securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in

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its records relating to the master note that represents such Buffered Securities (the “master note”), and such Buffered Securities have been delivered against payment as contemplated herein, such Buffered Securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for participation securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for participation securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL and/or Morgan Stanley will arrange to send you the product supplement for participation securities, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Product Supplement for Participation Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for participation securities, in the index supplement or in the prospectus.

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